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                                                                     EXHIBIT 4.1


                         APPLIED MAGNETICS CORPORATION
                        1994 EMPLOYEE STOCK OPTION PLAN

1.  PURPOSE

    The purpose of the Applied Magnetics Corporation 1994 Employee Stock Plan (the "Plan") is to secure for Applied Magnetics Corporation (the "Company") and its stockholders the benefits inherent in Common Stock ownership by selected key employees who will be largely responsible for the Company's future growth and success and to enable the Company to attract and retain such persons. It is intended that this purpose will be effected through the granting of Options (as defined herein) in accordance with the terms of the Plan.

2.  DEFINITIONS

    In addition to other capitalized terms which are defined in the Plan, the following terms shall have the following definitions:

    2.1  "Board" shall mean the Board of Directors of the Company.

    2.2 "Change in Control" shall mean (a) an acquisition of the Company by means of a merger or consolidation of the Company with or into another corporation or a purchase of substantially all the Company's assets, following which a majority of the board of directors of the successor or acquiring corporation is not comprised of individuals who constituted a majority of the Board immediately prior to the merger, consolidation or purchase of assets, or
(b) a change in the composition of a majority of the members of the Board effected by the vote of a person who, following approval of the Plan by the Company's stockholders, acquires or has acquired a number of voting securities of the Company sufficient to elect a majority of the Board. As used in this definition, the term "person" shall include two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the voting securities of the Company.

    2.3  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    2.4  "Common Stock" shall mean the Company's $.10 par value Common Stock.

    2.5 "Compensation Committee" or "Committee" shall mean the Compensation Committee of the Board, provided that the Compensation Committee shall at all times consist of two or more directors of the Company each of whom is not, during the one year period prior to service on the Committee, granted or awarded any equity securities, including options, warrants or other rights to acquire equity securities, under the Plan or any other plan of the Company, other than
(a) a formula plan meeting the conditions of paragraph (c)(2)(ii) of Rule 16b-3(2) of the Exchange Act, (b) an ongoing securities acquisition plan meeting the conditions of paragraph (d) (2)(i) of Rule 16b-3(2) of the Exchange Act, or (c) an election to receive an annual retainer fee in either cash or an equivalent amount of securities or partly in cash and partly in securities.

    2.6 "Company" shall mean Applied Magnetics Corporation, a Delaware corporation.

    2.7 "Date of Grant" shall mean the date on which the Committee grants an Option under the Plan.

    2.8 "Disability" shall mean the inability, as determined by the Compensation Committee based on advice of a licensed physician, of an Optionee to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment which can reasonably be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

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    2.9  "Employee" shall mean an employee of the Company or any Subsidiary.

    2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934.

    2.11 "Fair Market Value" shall mean the fair market value of a share of Common Stock, determined as follows: (a) if Common Stock is traded on a stock exchange or in the NASDAQ National Market System ("NASDAQ/NMS"), the fair market value of a share on a particular date shall be the quoted selling price per share of Common Stock on such exchange or NASDAQ/NMS on that date; (b) if Common Stock is otherwise traded in the over-the-counter market, the fair market value of a share of Common Stock on a particular date shall be the mean between the closing bid and asked quotations per share of the Common Stock on that date; or
(c) if Common Stock is not traded on a stock exchange, NASDAQ/NMS or in the over-the-counter market or, if traded, there are no transactions on that date, the fair market value shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations (relating to the valuation of stocks and bonds for purposes of Code Section 2031).

    2.12 "Grant Amount" shall mean the number of shares subject to an Option granted to an Optionee under the Plan.

    2.13 "Incentive Stock Option" shall mean an Option which is intended to qualify as an "incentive stock option" within the meaning of Code Section 422.

    2.14 "Nonqualified Option" shall mean an option which is not intended to qualify as an Incentive Stock Option.

    2.15 "Option" shall mean an option to purchase shares of Common Stock granted under the Plan, which may be either an Incentive Stock Option or a Nonqualified Option.

    2.16 "Option Price" shall mean the purchase price per share of Common Stock as determined in accordance with the provisions of Section 6.2 hereof.

    2.17 "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

    2.18 "Reorganization" shall mean a sale or transfer of all or substantially all the Company's assets, or a merger, reorganization, or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or a liquidation or dissolution of the Company.

    2.19 "Retirement" shall mean unless otherwise determined by the Committee, an Optionee's voluntary termination of Employee status by delivery of formal written notice thereof to the Company at any time after he or she has reached 60 years of age and shall have accrued at least 10 years of service as an Employee (including its present or former Subsidiaries).

    2.20 "Subsidiary" shall mean any corporation of which not less than 51 percent of the shares of its voting stock (representing the right, other than as affected by events of default, to vote for the election of directors or other managing authority) are now or hereafter during the term of this Plan, owned or controlled directly or indirectly by the Company.

    2.21 "Termination for Cause" shall mean any involuntary termination of an Optionee's employment by the Company or any Subsidiary if (a) the termination is a result of or in connection with such Optionee's (i) engaging in any business that is competitive with that of the Company while an Employee, (ii) committing any material act of dishonesty, including but not necessarily limited to theft or embezzlement of funds or property of the Company, or perpetrating a fraud on or affecting the Company, or (iii) engaging in any gross negligence or willful misconduct with respect to his or her duties and responsibilities as an Employee or acts in any other way that has a direct, substantial and adverse effect on the Company's reputation, including but not necessarily limited to willful or grossly negligent disregard for the Company's obligation to comply with laws, regulations and the like applicable to the

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Company, its properties, assets or business, and (b) after the termination, the
Optionee is not an Employee.

3.  AMOUNT OF SHARES SUBJECT TO THE PLAN

    3.1 The shares reserved for issuance upon exercise of Options granted under the Plan shall not exceed 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 7 hereof.

    3.2 In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, shares not purchased under such lapsed Options will again become available under the Plan to be issued on the exercise of new Options granted under the Plan subject to the limitations of
Section 3.1.

4.  EFFECTIVE DATE

    The Plan has been adopted by the Board on October 29, 1993 (the "Effective Date"), subject to approval by affirmative votes constituting a majority of the votes eligible to be cast by the Common Stock present in person or by proxy at a meeting of the Company's stockholders.

5.  ELIGIBILITY

    Options may be granted to Employees whose performance the Committee determines can have a significant effect on the success of the Company. Any director who is not an Employee shall not be eligible to receive an Option under the Plan. The adoption of this Plan shall not be deemed to give any Employee any right to be awarded an Option. No Incentive Stock Option shall be granted under this Plan to a person possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a Subsidiary.

6.  TERMS AND CONDITIONS OF OPTIONS

    Each Option shall be evidenced by a written agreement (herein "Stock Option Agreement") in a form approved and authorized by the Committee, which shall be executed by the Company and the Employee receiving the Option. All Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem necessary or appropriate:

    6.1 The maximum number of shares of Common Stock with respect to which Options may be granted to any Employee during the Term of the Plan is 1,000,000.

    6.2 The purchase price per share of Common Stock purchasable under an Option granted pursuant to the Plan shall be at least equal to the Fair Market Value of one share of Common Stock on the Date of Grant, as determined by the Committee in accordance with the terms hereof, which determination of Fair Market Value, when made in good faith, shall be conclusive.

    6.3 The period during which each Option may be exercised shall be fixed by the Committee. Unless the Committee shall designate when an Option granted pursuant to the Plan is exercisable, Options shall be exercisable as follows:
(a) at any time after the first anniversary following the Date of Grant, the Option shall be exercisable as to 25 percent of the shares covered thereby; (b) at any time after the expiration of two years following the Date of Grant, the Option shall be exercisable, cumulatively, as to an additional 25 percent of the shares covered thereby; (c) at any time after the expiration of three years following the Date of Grant, the Option shall be exercisable, cumulatively, as to an additional 25 percent of the shares covered thereby; and (d) at any time after the expiration of four years following the Date of Grant, the Option shall be exercisable as to all the shares covered thereby which have not theretofore been exercised pursuant to the provisions of (a) through (c) above. The Committee may, after an Option is granted and on such terms and conditions as it considers appropriate, accelerate the times at which the Option may be exercised.

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    6.4  Options granted pursuant to the Plan shall expire and cease to be exercisable upon the first to occur of any one of the following: (a) the expiration of 10 years following the Date of Grant; (b) 90 days following the date when an Optionee ceases to be an Employee, except in the case of a Termination for Cause, Retirement, or a termination by reason of the Optionee's death or Disability while an Employee; (c) if the Optionee dies while an Employee or ceases to be an Employee by reason of the Optionee's Disability while an Employee, one year following such death or termination of employment, whichever occurs first; or (d) the Optionee's Termination for Cause.

         Notwithstanding anything to the contrary contained herein, in no event may an Option be exercised after the expiration of 10 years following the Date of Grant.

    6.5 The shares covered by an Option may be purchased and the Option may be exercised in whole or in part at any time during the period defined in Section
6.3 above and prior to the expiration of such Option. Such exercise shall be in the manner fixed by the Committee by giving written notice of exercise to the Company specifying the number of shares to be purchased; provided, however, that an Option may not be exercised with respect to less than 50 shares subject to an Option unless there are less than 50 shares remaining subject to the Option.

    6.6 The notice of exercise of Option, whether the exercise is to be in whole or in part, shall be accompanied by delivery to the Company of (a) a certified or cashier's check(s); (b) a check issued by a broker-dealer that is a member firm of the New York Stock Exchange, Inc. for 100 percent of the Option Price for the shares to be purchased; (c) at the discretion of, and upon such terms and conditions as may be established by, the Committee, delivery of Common Stock already owned by the Optionee for at least six months; or (d) any combination of the foregoing. In the event that the Option Price is paid by a check issued by a broker-dealer, an executed copy of the notice of exercise shall be delivered to the broker-dealer, the notice of exercise shall instruct the Company to deliver certificates for the shares to be purchased to the broker-dealer and the Company shall confirm that it will deliver such certificates to the broker-dealer. No shares shall be issued upon exercise of any Option until full payment therefor has been made to and received by the Company.

    6.7 No Option granted under the Plan shall be transferable either voluntarily or by operation of law except by will or by the laws of descent and distribution and, during the lifetime of the Optionee, such Option shall be exercisable only by him or her. If the Optionee dies while an Employee or terminates his or her Employee status because of a Disability, without having fully exercised his or her Option, all shares covered by such Optionee's Option which were exercisable at the date of his or her death or termination of Employee status because of a Disability and which become exercisable, in accordance with the terms of such Option, within 12 months thereafter shall be exercisable within such 12 month period when and as such shares becomes exercisable by such Optionee (in the case of Disability) or, in the case of death, by his or her estate or any other person who acquired the right to exercise the Option by bequest or inheritance or by reason of death of the Optionee and such estate or other person shall have the right to purchase by exercise of said Option all or any portion of such shares; provided, however, that no Option may be exercised at any time after the expiration date thereof. If the Option is exercised by a person other than the Optionee, the Committee may require appropriate proof of such other person's right to exercise said Options.

    6.8 If an Optionee ceases to be an Employee for any reason (other than Termination for Cause, death or Disability while an Employee or Retirement) his or her Option shall remain exercisable for a period of 90 days thereafter to the extent, and only to the extent, such option was exercisable, by its terms, as of the effective date of his or her cessation of Employee status. Upon Retirement of an Optionee, all shares covered by such Optionee's Option shall continue to be exercisable by such Optionee in accordance with the terms of such Option; provided, however, that if, and to the extent that, an Incentive Stock Option is exercised more than 90 days after the Retirement date, such Option will be treated as a Nonqualified Option. No Option may be exercised at any time after the expiration date thereof.

    6.9 If an Optionee ceases to be an Employee and such termination was a Termination for Cause, all Options shall immediately expire and cease to be exercisable.

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    6.10 No fractional shares will be issued pursuant to the exercise of any
Option nor will any cash payment be made in lieu of fractional shares.

    6.11 In the event that, within 12 months following a Change in Control there should occur, without an Optionee's consent, a material lessening of his or her duties and responsibilities as an Employee or a material reduction in his or her base salary from the rate in effect as of the Date of Grant and if, following such material lessening of duties or responsibilities or a material reduction in his or her base salary, the Optionee shall, by providing written notice to the Company, voluntarily terminate his or her Employee status, unless the Board has prior to such Change in Control, in its sole discretion, determined that all or a portion of the outstanding Options held by such Optionee shall become immediately and fully exercisable upon or immediately following such Change in Control, all shares covered by such Optionee's Options shall become immediately and fully exercisable and such Optionee shall have the right to purchase, by exercise of such Option, all or any portion of the shares covered by such Option; provided however, that in no event may any Option be exercised after the expiration date thereof.

    6.12 If (a) within 12 months following a Change in Control, an Optionee's Employee status should be terminated involuntarily by the Company (or any successor to the Company by reason of such Change in Control) and such termination is not a Termination for Cause, and (b) the Board has not prior to such Change in Control, in its sole discretion, determined that all or a portion of the outstanding Options held by such Optionee shall become immediately and fully exercisable upon or immediately following such Change in Control, then all shares covered by such Optionee's Options shall become immediately and fully exercisable and such Optionee shall have the right to purchase by exercise of such Option, all or any portion of the shares covered by such Option; provided, however, that in no event may an Option be exercised after the expiration date thereof.

7.  ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK

    7.1 Notwithstanding any other provision of the Plan, Stock Option Agreements made hereunder shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number of shares subject to each outstanding Option and the Option Price per share, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, recapitalization, split-ups, combinations, mergers (including reincorporation effected by means of a merger), reclassification or exchanges of shares and the like in order to preserve the Optionee's proportionate interest in the aggregate number of shares under the Option held by him or her and to continue the aggregate purchase price of all shares as nearly the same as possible.

    7.2 In the event of any change in the outstanding Common Stock by reason of stock dividends, recapitalization, combinations, mergers (including reincorporation affected by means of a merger) reclassification, or exchanges of shares and the like, the aggregate number of shares reserved for Options which may be awarded under the Plan shall be appropriately adjusted to the nearest whole share by the Board, whose determination shall be conclusive.

8.  GOVERNMENT REGULATIONS

    The Plan, the grant and exercise of Options granted thereunder, and the Company's obligation to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, including, but not necessarily limited to, the obtaining of a permit from the commissioner of Corporations of California, if required, and registration of the securities subject to this Plan with the Securities and Exchange Commission. In addition, the Company may cause an appropriate legend to be affixed to any stock certificate representing Common Stock issued under the Plan in accordance with all applicable federal and state securities laws, rules and regulations.

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9.  ADMINISTRATION AND OPERATION

    9.1 The Plan shall be administered by the Committee which shall, from time to time and in its absolute discretion, determine which Employees shall become Optionees, the number of shares of Common Stock to be subject to each Option, and the price, terms and conditions, consistent with this Plan, of each Option. Options may be Incentive Stock Options or Nonqualified Options, as determined by the Committee in its sole discretion; provided, however, that no Options may be granted more than 10 years after the Effective Date.

    9.2 The following amounts shall not exceed $100,000: the aggregate fair market value (determined on the Date of Grant) of stock of the Company and any Subsidiary for which an Employee is granted incentive stock options (within the meaning of Code Section 422(b)) under all plans of the Company and any Subsidiary and which incentive stock options are exercisable for the first time by such Employee during any calendar year.

    9.3 Whenever, under the Code and applicable regulations, the issuance of shares of Common Stock upon the exercise of Options will result in any requirement that the Optionee pay or otherwise satisfy any federal, state or local payroll withholding amounts, including taxes, FICA and the like, it shall be a condition to the issuance of such Common Stock that the Optionees shall have made arrangements satisfactory to the Company, as determined in accordance with rules established by the Committee, with respect to the payment or satisfaction of such withholding amounts. In lieu of paying in cash additional sums which may be required to satisfy such withholding amounts, if any, the Committee may permit Optionees to elect to deliver to the Company shares of Common Stock held by such Optionee or a portion of the shares of Common Stock subject to the Option then being exercised by such Optionee as payment or in partial payment of the withholding amount requirement subject, however, to such rules as may be adopted by the Committee.

    9.4 The Board may at any time and from time to time modify, amend, suspend or discontinue the Plan in any respect, except that, without stockholder approval, the Board may not increase the number of shares reserved under the Plan (other than increases due to changes in capitalization), permit the issuance of Common Stock upon exercise of an Option before payment therefore in full, make any change in the eligibility requirements hereunder, or extend the period within which Incentive Stock Options may be granted. Approval by the stockholders means approval of the affirmative votes of the holders of a majority of the shares of Common Stock present or represented and voting at a meeting duly held in accordance with the applicable laws of the state of Delaware. The modification or amendment of the Plan shall not, without the consent of an Optionee, adversely affect his or her rights under Options previously issued to him or her.

    9.5 Neither the Plan nor any Option shall confer upon any Optionee any right to continued employment by the Company or any Subsidiary, or shall interfere in any way, except as provided in Sections 6.11 and 6.12, with the right of the Company or any Subsidiary to terminate his or her employment at any time.

    9.6 The Company shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to: (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed; and
(b) the completion of any registration or qualification of such shares under any federal or state securities laws, or any rulings or regulation of any governmental body, which the Committee shall, in its sole discretion, determine to be necessary or advisable.

    9.7 The Committee may amend the Plan from time to time in order to limit the Options that may be granted to any person or group of persons. Such limitations, if any, may be expressed, at the discretion of the Committee, either as an absolute limit or as a percentage of available shares.

10. REORGANIZATION

    10.1 Nothing contained in the Plan or in any Option granted under the Plan shall in any way prohibit the Company from effecting or entering into a Reorganization.

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    10.2 In the event of any Reorganization, all rights of the person or persons entitled to exercise then outstanding Options granted under the Plan and such Options shall wholly and completely terminate at the time of any such Reorganization, except to the extent that any agreement or undertaking of any party to any such Reorganization shall make specific provision with respect to such Options and the rights of such Optionees. Notwithstanding the foregoing, the Board may determine that each Optionee shall have the right immediately prior to such Reorganization to exercise such Optionee's Option with respect to any or all of the shares remaining subject to such Option, whether or not such shares are then otherwise purchasable by said Optionee. To the extent that any such exercise relates to shares which are not otherwise purchasable by the Optionee at such time, such exercise shall be contingent upon the consummation of such Reorganization.

11. GENERAL PROVISIONS

    11.1 No Optionee and no beneficiary or other person claiming under or through such Optionee shall have any rights as a stockholder of the Company with respect to any shares of Common Stock allocated or reserved under the Plan and subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Optionee.

    11.2 The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of California and construed in accordance therewith.

    11.3 The Plan will become effective upon approval by the stockholders at a meeting of stockholders of the Company during 1994. Unless previously terminated, the Plan will terminate 10 years after the Effective Date (the "Term").

    This Applied Magnetics Corporation 1994 Employee Stock Option Plan has been adopted by the Board on October 29, 1993, and approved by the stockholders on February 18, 1994.


APPLIED MAGNETICS CORPORATION




By:__________________________             By:_________________________
   William R. Anderson                       Raymond P. Le Blanc
   Chief Executive Officer                   Vice President, Secretary
                                             General Counsel


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